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                                                                     EXHIBIT 5.1



                  [Letterhead of Munger, Tolles & Olson LLP]


                                 May 21, 2001

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Ladies and Gentlemen:

     We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the registration of the sale by Berkshire from time to time of up to $700,000,000 maximum aggregate principal amount of debt securities ("Debt Securities"). Berkshire intends to publicly offer and sell the Debt Securities as described in the Registration Statement.

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary. We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the form indenture (the "Indenture") between Berkshire and Bank One Trust Company, N.A., as trustee (the "Trustee") pursuant to which the Debt Securities are to be issued.

     Based upon the foregoing and such other matters of fact and questions of law as we have deemed necessary, and in reliance thereon, we are of the opinion that:

     1. For Debt Securities issued pursuant to the Indenture, when the specific terms of any particular Debt Security have been duly authorized and established in accordance with the Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of Berkshire, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any such Debt Security, (a) Berkshire's Board of Directors shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such Debt Security, in accordance with Delaware law and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective and such
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effectiveness shall not have been terminated or rescinded; (c) the Indenture shall have been duly authorized, executed and delivered by Berkshire in accordance with applicable law and shall have been qualified under the Trust Indenture Act of 1939, as amended; (d) the Indenture shall have been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms and (e) there will not have occurred any change in law affecting the validity or enforceability of such Debt Security. We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Security, nor the compliance by Berkshire with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Berkshire or any restriction imposed by any court or governmental body having jurisdiction over Berkshire.

     We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. With respect to the Indenture and the Debt Securities which are stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of California with respect to the legal, valid and binding nature of the Indenture and the Debt Securities.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                  Very truly yours,

                                  /s/ MUNGER, TOLLES & OLSON LLP

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